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                                   EXHIBIT 21
                        Subsidiaries of the Registrant:
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                                                  Percentage of       Country
Name                                                Ownership     of Incorporation
----                                              -------------   ----------------

Template Software S.A.                                100%            France

milestone software GmbH                               100%            Germany

Template Software Holding GmbH                        100%            Germany

Template Software Geschaftsfuhrungs GmbH              100%            Germany

milestone software Ges. mbH                           100%            Austria

milestone software AG                                  20%            Switzerland

Template Software, UK Limited                         100%            England

Template Software Limited                             100%            England

Template Software de Mexico,                          100%            Mexico
    S.A. de C.V.

Template Software Pty., Ltd.                          100%            Australia
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